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                                                                    EXHIBIT 4.18

                         TYCO INTERNATIONAL GROUP S.A.
                            TYCO INTERNATIONAL LTD.

                          SUPPLEMENTAL INDENTURE NO. 9
                                  $500,000,000
                          Floating Rate Notes due 2000

    THIS SUPPLEMENTAL INDENTURE NO. 9, dated as of August 31, 1999, among TYCO INTERNATIONAL GROUP S.A., a Luxembourg company (the "Company"), TYCO INTERNATIONAL LTD., a Bermuda company ("Tyco"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                              W I T N E S S E T H:

    WHEREAS, the Company and Tyco have heretofore executed and delivered to the Trustee an Indenture, dated as of June 9, 1998 (the "Indenture"), providing for the issuance from time to time of one or more series of the Company's Securities;

    WHEREAS, Article Seven of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture; and

    WHEREAS, Section 7.1(e) of the Indenture provides that the Company, Tyco and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections
2.1 and 2.4 of the Indenture.

    NOW THEREFORE: In consideration of the premises and the issuance of the series of Securities provided for herein, the Company, Tyco and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders of the Securities of such series as follows:

                                  ARTICLE ONE
           RELATION TO INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

    SECTION 1.1 RELATION TO INDENTURE. This Supplemental Indenture No. 9 constitutes an integral part of the Indenture.

    SECTION 1.2 DEFINITIONS. For all purposes of this Supplemental Indenture No. 9, the following terms shall have the respective meanings set forth in this section. In the event of a conflict with the definition of terms in the Indenture, the definitions in this Supplemental Indenture shall control.

    "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or Cedel, as the case may be, that apply to such transfer or exchange.

    "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or governmental decree to be closed.

    "CEDEL" means Cedelbank, or any successor.

    "CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
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    "DEFINITIVE NOTE" means a certificated Note in the form of Exhibit A hereto, registered in the name of the Holder thereof and issued in accordance with
Section 2.9 hereof, except that such Note shall not bear the Global Note Legend.

    "EUROCLEAR" means the Euroclear Clearance System or any successor.

    "FLOATING RATE INTEREST PERIOD" means the period beginning on and including August 31, 1999 to but excluding the first Floating Rate Interest Payment Date and each successive period from and including a Floating Rate Interest Payment Date to but excluding the next Floating Rate Interest Payment Date.

    "GLOBAL NOTES" means, individually and collectively, any of the Notes issued as global notes under the Indenture.

    "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.9(f)(ii), which is required to be placed on all Global Notes issued under the Indenture.

    "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

    "INITIAL PURCHASER" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Lehman Brothers Inc., Morgan
Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation, Goldman, Sachs & Co., Bear, Stearns & Co. Inc., Banc of America Securities LLC, Chase Securities Inc., Commerzbank Capital Markets Corporation, Warburg Dillon Read LLC, Salomon Smith
Barney Inc., The Williams Capital Group, L.P., and Blaylock & Partners, L.P.

    "INTEREST RESET DATE" means the first day of any Floating Rate Interest Period.

    "LONDON BUSINESS DAY" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

    "NON-U.S. PERSON" means a Person who is not a U.S. Person.

    "NOTES" has the meaning assigned to it in Section 2.1 hereof.

    "PARTICIPANT" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

    "PRIVATE PLACEMENT LEGEND" means the legend set forth in
Section 2.9(f)(i) to be placed on all Notes issued under the Indenture except where otherwise permitted by the provisions of the Indenture.

    "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

    "REGISTRAR" means the registrar and transfer agent of the Company in respect of the Notes which shall initially be the Trustee hereunder. The Company may appoint additional Co-Registrars or terminate the appointment of existing Registrars at any time.

    "REGULATION S" means Regulation S promulgated under the Securities Act or any successor rule or regulation substantially to the same effect.

    "REGULATION S GLOBAL NOTE" means a global Note in the form of Exhibit A hereto bearing the Global Note Legend and the legend in
Section 2.9(f)(iii) hereof and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee.

    "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

    "RESTRICTED PERIOD" means the period beginning on the date hereof and ending on the date of receipt by the Trustee of an Officers' Certificate from the Company certifying as to the end of the end of the

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40-day restricted period as defined in Regulation S and any other matters required by the Applicable Procedures or Regulation S.

    "RULE 144" means Rule 144 promulgated under the Securities Act, any successor rule or regulation to substantially the same effect or any additional rule or regulation under the Securities Act that permits transfers of restricted securities without registration such that the transferee thereof holds securities that are freely tradeable under the Securities Act.

    "RULE 144A" means Rule 144A promulgated under the Securities Act or any successor rule or regulation to substantially the same effect.

    "RULE 144A GLOBAL NOTE" means a global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee.

    "RULE 903" means Rule 903 promulgated under the Securities Act or any successor rule or regulation substantially to the same effect.

    "RULE 904" means Rule 904 promulgated the Securities Act or any successor rule or regulation substantially to the same effect.

    "SEC" means the United States Securities and Exchange Commission.

    "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

    "TELERATE PAGE 3750" means the display designated as page "3750' on Bridge Telerate, Inc., or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits.

    "UNRESTRICTED GLOBAL NOTE" means a global Note (other than a Regulation S Global Note) in the form of Exhibit A attached hereto that bears the Global Note Legend, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

    "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

    "U.S. PERSON" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

    SECTION 1.3 RULES OF CONSTRUCTION. For all purposes of this Supplemental Indenture No. 9:

        (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

        (b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 9; and

        (c) the terms "HEREIN", "HEREOF", "HEREUNDER" and other words of similar import refer to this Supplemental Indenture No. 9.

                                  ARTICLE TWO
                              THE SERIES OF NOTES

    SECTION 2.1 TITLE OF THE SECURITIES. There shall be a series of Securities designated as the "Floating Rate Notes due 2000" (the "Notes").

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    SECTION 2.2  FORM AND DATING.

    (a)  GENERAL.

    The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

    The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture Supplement No. 9, and the Company, Tyco and the Trustee, by their execution and delivery of the Indenture Supplement No. 9, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture Supplement No. 9, the provisions of the Indenture Supplement No. 9 shall govern and be controlling.

    The Company hereby designates The Depository Trust Company as the initial Depositary for the Global Notes.

    (b)  RULE 144A GLOBAL NOTES.

    Notes offered and sold to QIBs shall be issued initially in the form of the Rule 144A Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee at its New York office, as custodian for the Depositary, duly executed by the Company and Tyco and authenticated by the Trustee as hereinafter provided. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time as conclusively reflected in the books and records of the Trustee endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemption. Any change in the principal amount of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee as the custodian for the Depositary, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.9 hereof.

    (c)  REGULATION S GLOBAL NOTES.

    Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and Tyco and authenticated by the Trustee as hereinafter provided. During the Restricted Period, interests in the Regulation S Global Note must be held through Euroclear or Cedel, if the holders are Participants in such systems, or indirectly through organizations that are Participants in such systems.

    Following the termination of the Restricted Period, beneficial interests in the Regulation S Global Note may be held, directly or indirectly, in the account of any Participant of the Depositary.

    (d)  EUROCLEAR AND CEDEL PROCEDURES APPLICABLE.

    The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel shall be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Cedel.

    SECTION 2.3 LIMITATION ON AGGREGATE PRINCIPAL AMOUNT. The aggregate principal amount of the Notes shall not initially exceed $500,000,000.

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    SECTION 2.4  PRINCIPAL PAYMENT DATE.  Subject to the provisions of
Section 2.7 hereof and Articles Four and Twelve of the Indenture, the principal of the Notes shall be become due and payable in a single installment on September 5, 2000.

    SECTION 2.5 INTEREST AND INTEREST RATES. Interest on the Notes shall be payable quarterly on March 5, June 5, September 5 and December 5 of each year, beginning December 5, 1999 (each, a "FLOATING RATE INTEREST PAYMENT DATE"); PROVIDED, HOWEVER, that if a Floating Rate Interest Payment Date would otherwise be a day that is not a Business Day, such Floating Rate Interest Payment Date shall be the next succeeding Business Day, and no additional interest shall be paid in respect of such intervening period.

    The per annum rate of interest for each Floating Rate Interest Period will be (1) LIBOR on the second London Business Day preceding the Interest Reset Date for such Floating Rate Interest Period, referred to as the "Interest Determination Date", plus (2) .60%. The Company will determine LIBOR for each Floating Rate Interest Period in accordance with the following provisions:

        (i) On each Interest Determination Date, the Company will ascertain the offered rate for three-month deposits in U.S. dollars in the London interbank market, which appears on the Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date.

        (ii) If such rate does not appear on the Telerate Page 3750 or the Telerate Page 3750 is unavailable, the Company will request four major banks in the London interbank market, referred to as the "Reference Banks" to provide the Company with their offered quotation, expressed as a rate per annum for three-month deposits in U.S. dollars to leading banks in the London interbank market, in a principal amount equal to an amount of not less than $1 million that is representative for a single transaction in such market at such time, at approximately 11:00 a.m. (London time) on the Interest Determination Date. If at least two such quotations are provided, LIBOR in respect of that interest determination date will be the arithmetic mean of such quotations.

        (iii) If less than two of the Reference Banks provide the Company with such offered quotations, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York selected by the Company at approximately 11:00 a.m., New York City time, on that Interest Determination Date for three-month loans in U.S. dollars to leading European banks, in a principal amount equal to an amount of not less than $1 million that is representative for a single transaction in such market at such time; provided, however, that if the banks the Company so selected are not quoting as mentioned in this sentence, LIBOR will be LIBOR in effect on such Interest Determination Date.

    The interest payable on each Floating Rate Interest Payment Date shall be the amount of interest accrued from August 31, 1999 or from the most recent Floating Rate Interest Payment Date to which interest has been paid or duly provided for, as the case may be, until the principal amount of the Notes has been paid or duly provided for. Interest on the Notes will be calculated on the basis of the actual number of days in the applicable Floating Rate Interest Period divided by 360.

    The interest payable on any Note which is punctually paid or duly provided for on any Floating Rate Interest Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on February 18, May 21, August 21 and November 20 (in each case, whether or not a Business Day), respectively, immediately preceding such Floating Rate Interest Payment Date (each, a "Regular Record Date"). Interest payable on any Note which is not punctually paid or duly provided for on any Floating Rate Interest Payment Date therefor shall forthwith cease to be payable to the Person in whose name such
Note is registered at the close of business on the Regular Record Date immediately preceding such Floating Rate Interest Payment Date, and such interest shall instead be paid to the Person in whose name such Note is registered at the close of business on the record date established for such payment by notice by or on behalf of the Company to the Holders of the Notes mailed by first-class mail not less than

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15 days prior to such record date to their last addresses as they shall appear upon the Security register, such record date to be not less than five days preceding the date of payment of such defaulted interest.

    SECTION 2.6 PLACE OF PAYMENT. The place of payment where the Notes may be presented or surrendered for payment, where the principal of and interest and any other payments due on the Notes are payable, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Notes and the Indenture may be served shall be in the Borough of Manhattan, The City of New York, and the office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Trustee.

    At the option of the Company, interest on the Notes may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Holders of the Notes or (ii) at the expense of the Company, by wire transfer to an account maintained by the Person entitled thereto as specified in writing to the Trustee by such Person by the applicable record date.

    SECTION 2.7 (a) ADDITIONAL AMOUNTS; CERTAIN TAX PROVISIONS. For purposes of the Notes, Sections 12.1 and 12.2 of the Indenture are amended in their entirety to read as follows:

        "SECTION 12.1   REDEMPTION UPON CHANGES IN WITHHOLDING TAXES.  The Notes
    may be redeemed, as a whole but not in part, at the election of the Company, upon not less than 30 nor more than 60 days notice (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date and Additional Amounts (as defined in Section 12.2), if any, if as a result of any amendment to, or change in, the laws or regulations of Luxembourg or Bermuda or any political subdivision or taxing authority thereof or therein having power to tax (a "Taxing Authority"), or any change in the application or official interpretation of such laws or regulations which amendment or change is announced and becomes effective after the date the Notes are issued, the Company or Tyco has become or will become obligated to pay Additional Amounts, on the next date on which any amount would be payable with respect to the Notes, and such obligation cannot be avoided by the use of reasonable measures available to the Company or Tyco, as the case may be; PROVIDED, HOWEVER, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company or Tyco, as the case may be, would be obligated to pay such Additional Amounts, and (b) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. Prior to the giving of any notice of redemption described in this paragraph, the Company shall deliver to the Trustee (i)(I) a certificate signed by two directors of the Company stating that the obligation to pay Additional Amounts cannot be avoided by the Company taking reasonable measures available to it or (II) a certificate signed by two executive officers of Tyco stating that the obligation to pay Additional Amounts cannot be avoided by Tyco taking reasonable measures available to it, as the case may be, and (ii) a written opinion of independent legal counsel to the Company or Tyco, as the case may be, of recognized standing to the effect that the Company or Tyco, as the case may be, has or will become obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that the Company or Tyco, as the case may be, cannot avoid the payment of such Additional Amounts by taking reasonable measures available to it.

        SECTION 12.2 PAYMENT OF ADDITIONAL AMOUNTS. All payments made by the Company, Tyco and any other Guarantor under or with respect to the Notes and the Guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Authority ("Taxes"), unless the Company, Tyco or such Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. In the event that the Company, Tyco or such Guarantor is required to so withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to the Notes or the Guarantees, as the case may be, the Company, Tyco or such Guarantor, as the case may be, will

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    pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction will equal the amount that such Holder would have received if such Taxes had not been required to be withheld or deducted; PROVIDED that no Additional Amounts will be payable with respect to a payment made to a Holder of Notes to the extent:

        (a) that any such Taxes would not have been so imposed but for the existence of any present or former connection between such Holder and the Taxing Authority imposing such Taxes (other than the mere receipt of such payment, acquisition, ownership or disposition of such Notes or the exercise or enforcement of rights under such Notes, the Guarantees or the Indenture);

        (b) of any estate, inheritance, gift, sales, transfer, or personal property Tax imposed with respect to such Notes, except as otherwise provided herein;

        (c) that any such Taxes would not have been so imposed but for the presentation of such Notes or Guarantees (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or Holder thereof would have been entitled to Additional Amounts had the Notes or Guarantees been presented for payment on any date during such 30-day period; or

        (d) that such Holder would not be liable or subject to such withholding or deduction of Taxes but for the failure to make a valid declaration of non-residence or other similar claim for exemption, if (x) the making of such declaration or claim is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant Taxing Authority as a precondition to an exemption from, or reduction in, the relevant Taxes, and (y) at least 60 days prior to the first payment date with respect to which the Company, Tyco or such Guarantor shall apply this clause (d), the Company, Tyco or such Guarantor shall have notified all Holders of Notes in writing that they shall be required to provide such declaration or claim.

        The Company, Tyco or such Guarantor, as the case may be, will also
    (i) make such withholding or deduction of Taxes and (ii) remit the full amount of Taxes so deducted or withheld to the relevant Taxing Authority in accordance with all applicable laws. The Company, Tyco or such Guarantor, as the case may be, will use its reasonable best efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes. The Company, Tyco or such Guarantor, as the case may be, will, upon request, make available to the Holders of the Notes, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company, Tyco or such Guarantor or if, notwithstanding the Company's, Tyco's or such Guarantor's efforts to obtain such receipts, the same are not obtainable, other evidence of such payments by the Company, Tyco or such Guarantor.

        At least 30 days prior to each date on which any payment under or with respect to the Notes or Guarantees is due and payable, if the Company, Tyco or such Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Company, Tyco or such Guarantor will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information as is necessary to enable such Trustee to pay such Additional Amounts to Holders of Notes on the payment date.

        In addition, the Company, Tyco or such Guarantor, as the case may be, will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in Luxembourg, Bermuda or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the Notes or the Guarantees.

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        The foregoing provisions shall survive any termination of the discharge of the Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Company, Tyco or such Guarantor, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein; PROVIDED, HOWEVER, the date on which such Person becomes a successor to the Company, Tyco or such Guarantor, as the case may be, shall be substituted for the date on which the series of Notes was issued.

        Whenever in the Indenture, the Notes or the Guarantees there is mentioned, in any context, the payment of principal (and premium, if any), redemption price, interest or any other amount payable under or with respect to any Notes or Guarantees, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof."

    (b) NO SINKING FUND.

    The Company shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions or upon the happening of any specified event or at the option of any Holder of the Notes.

    SECTION 2.8 CURRENCY. Principal and interest on the Notes shall be payable in United States dollars.

    SECTION 2.9  TRANSFER AND EXCHANGE.

    (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES.

    A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Global Note be exchanged by the Company for Definitive Notes prior to the expiration of the Restricted Period. Global Notes may also be, subject to compliance with the terms of this Section 2.9, exchanged for Definitive Notes upon the request of any holder of Notes if an Event of Default has occurred and is continuing for a period of at least 180 days. Upon the occurrence of any of the preceding events, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.10 and 2.12 of the Indenture.

    (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES.

    The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or
(ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

        (i)  TRANSFER OF BENEFICIAL INTERESTS IN THE SAME TYPE OF GLOBAL
    NOTE. Beneficial interests in any Rule 144A Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Rule 144A Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Regulation S Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Regulation S Global Note; provided, however, that prior to the expiration of the Restricted Period beneficial

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    interests in the Regulation S Global Note may only be transferred in accordance with the Applicable Procedures of Euroclear and Cedel. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.9(b)(i).

        (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.9(b)(i) above, and, subject to any other requirement in this Section 2.9, the transferor of such beneficial interest must deliver to the Registrar (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in a Global Note of another type in an amount equal to the beneficial interest to be transferred or exchanged and
    (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B), subject to Section 2.9(a), (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the exchange; provided that in no event shall Definitive Notes be issued upon the exchange of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained herein and in the Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.9(g) hereof.

        (iii) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE FOR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE. A beneficial interest in Rule 144A Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if (x) the exchange or transfer complies with the requirements of Section 2.9(b)(ii) above and
    (y) such transfer is effected pursuant to Rule 144 of the Securities Act, a letter in the form of Exhibit B with the certification set forth in paragraph 4(a) completed, and, if the Trustee and the Registrar so request or the Applicable Procedures so require, an Opinion of Counsel to the effect that the transfer is permitted, and that upon transfer the Notes will not be restricted, under the Securities Act, is furnished to the Trustee and Registrar.

    If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.5 of the Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests so transferred.

        (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS TO AND FROM REGULATION S GLOBAL NOTES.

           (A) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A REGULATION S GLOBAL NOTE PRIOR TO THE TERMINATION OF THE RESTRICTED PERIOD FOR BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE.A beneficial interest in any Regulation S Global Note may be exchanged by any holder thereof for a beneficial interest in a Rule 144A Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in a Rule 144A Global Note, if (x) the exchange or transfer complies with the requirements of Section 2.9(b)(ii) above, and (y) the holder of the beneficial interest in the Regulation S Global Note delivers to the Trustee and the Registrar a letter in the form of Exhibit B with the certification set forth in paragraph 1 or Exhibit C with the certification set forth in paragraph 2(b), as applicable, completed.

           (B) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A REGULATION S GLOBAL NOTE FOLLOWING THE TERMINATION OF THE RESTRICTED PERIOD FOR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Regulation S Global Note following the termination of the Restricted Period may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, if (x) the exchange or transfer complies with the requirements of Section 2.9(b)(ii) above and (y) the holder of the Regulation S Global Note delivers to the Trustee and the Registrar a letter in the form of Exhibit B with the certification set forth in paragraph 4(b) or Exhibit C with the certification set forth in paragraph 1, as applicable, completed.

           (C) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RULE 144A GLOBAL NOTE FOR BENEFICIAL INTERESTS IN A REGULATION S GLOBAL NOTE. A beneficial interest in any Rule 144A Global Note may be exchanged by any holder thereof for a beneficial interest in a Regulation S Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in a Regulation S Global Note, if (x) the exchange or transfer complies with the requirements of Section 2.9(b)(ii) above and
       (y) the holder of the beneficial interest in the Rule 144A Global Note delivers to the Trustee and the Registrar a letter in the form of Exhibit B with the certification set forth in paragraph 2 or Exhibit C with the certification set forth in paragraph 2(b), as applicable, completed.

    (c) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN GLOBAL NOTES FOR DEFINITIVE NOTES.

        (i) BENEFICIAL INTERESTS IN RULE 144A GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Rule 144A Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note in the circumstances set forth in Section 2.9(a) hereof, such Definitive Note shall be subject to all restrictions on transfer contained therein and shall be issued, upon receipt by each of the Trustee and the Registrar of Exhibit C with the certification set forth in paragraph 2'(a) completed;

        (ii) intentionally omitted.

        (iii) BENEFICIAL INTERESTS IN RULE 144A GLOBAL NOTES OR REGULATION S GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. Subject to Section 2.9(a), a holder of a beneficial interest in a Rule 144A Global Note or Regulation S Global Note may exchange such beneficial interest for an Unrestricted Definitive Note only if such exchange is in accordance with the Applicable Procedures, a letter in the form of Exhibit B with the certification set forth in paragraph 4(a)(ii) is completed, and, if the Trustee and the Registrar so request or the Applicable Procedures so require, an Opinion of Counsel is furnished to the Trustee and Registrar to the effect that the exchange is permitted, and that upon transfer the Notes will not be restricted under the Securities Act.

        (iv) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in an Unrestricted Global Note may, in the circumstances described in Section 2.9(a), exchange such beneficial interest for an Unrestricted Definitive Note.

        Any transfer pursuant to this Section 2.9(c) shall satisfy the requirements of Section 2.9(b)(ii). In any such case, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.9(h) hereof, and the Company shall execute and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.5 of the Indenture, shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Global Note pursuant to this
    Section 2.9(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect

    Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

    (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS IN GLOBAL NOTES.

        (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RULE 144A GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Rule 144A Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Rule 144A Global Note, then, upon receipt by each of the Trustee and the Registrar of a letter in the form of Exhibit B with the certification set forth in paragraph 1 or Exhibit C with the certification set forth in paragraph 2(b), as applicable, completed, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the appropriate Global Note.

        (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if such transfer is effected pursuant to Rule 144 of the Securities Act, a letter in the form of Exhibit B with the certification set forth in paragraph 4(a) completed, and, if the Trustee and the Registrar so request or the Applicable Procedures so require, an Opinion of Counsel is furnished to the Trustee and Registrar to the effect that the transfer is permitted, and that upon transfer the Notes will not be restricted under the Securities Act.

        (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time if permitted by the Applicable Procedures and applicable law. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

        (iv) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN
    REGULATION S GLOBAL NOTES. A beneficial interest in any Restricted Definitive Note may be exchanged by any holder thereof who is a non-U.S. Person for a beneficial interest in a Regulation S Global Note or transferred to a Non U.S. Person who takes delivery thereof in the form of a beneficial interest in a Regulation S Global Note, if (x) the holder of the Restricted Definitive Note delivers to the Trustee and the Registrar a letter in the form of Exhibit B with the certification set forth in paragraph 2 or Exhibit C with the certification set forth in paragraph 2(b), as applicable, completed and (y) if the Trustee and the Registrar so request or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Trustee and the Registrar is furnished to the Trustee and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act.

        If any such exchange or transfer from a Definitive Note to a beneficial interest in a Global Note is effected at a time when a Global Note of the appropriate type has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 5 of the Indenture the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

    (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.9(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.9(e).

        (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive
    Note if the Registrar receives the following:

           (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a letter in the form of Exhibit B with certification set forth in paragraph 1 completed,

           (B) if the transfer will be made to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or 904 under the Securities, then the transferor must deliver a letter in the form of Exhibit B with the certification set forth in paragraph 2 completed; and

           (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a letter in the form of Exhibit B with the certification set forth in paragraph 3 completed, as well as an Opinion of Counsel in form and substance acceptable to the Trustee.

        (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if such transfer is effected pursuant to Rule 144 of the Securities Act, a letter in the form of Exhibit B with the certification set forth in paragraph 4(a) completed, and, if the Trustee and the Registrar so request or the Applicable Procedures so require, an Opinion of Counsel is furnished to the Trustee and Registrar to the effect that the transfer is permitted, and that upon transfer the Notes will not be restricted under the Securities Act.

        (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

    (f) LEGENDS.

    The following legends shall appear on the face of all Global Notes and Definitive Notes issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture.

        (i)  PRIVATE PLACEMENT LEGEND.  (A) Except as permitted by subparagraph
    (B) below, each Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

    "THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT IT IS (A) A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) NOT A U.S. PERSON AND IS ACQUIRING THE NOTE EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION;
    (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE NOTE EVIDENCED HEREBY EXCEPT TO (A) THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
    (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES

    ACT (IF AVAILABLE) OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE JURISDICTION; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTE EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE (C) OR (D) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

           (B) Notwithstanding the foregoing, any Note which is (i) a Regulation S Global Note (and any Note issued in exchange therefor or substitution thereof after the Restricted Period), or (ii) a Note which has been transferred in accordance with Rule 144, provided that in such case an Opinion of Counsel is delivered which states that the Note does not have to bear the Private Placement Legend in the cases where such opinion is required under this Indenture, shall not bear the Private Placement Legend.

        (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

    "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.9 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN CERTAIN CIRCUMSTANCES SET FORTH IN SUPPLEMENTAL INDENTURE NO. 9, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

        (iii) Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form:

    "THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). DURING THE RESTRICTED PERIOD, INTERESTS IN THIS NOTE MAY ONLY BE HELD THROUGH EUROCLEAR AND CEDEL."

    (g) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES.

    At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such

Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary to reflect such increase.

    SECTION 2.10 DEFEASANCE AND COVENANT DEFEASANCE. The provisions of Article Nine of the Indenture shall apply to the Notes.

    SECTION 2.11 SUPPLEMENTAL INDENTURES WITH CONSENT OF SECURITY HOLDERS. In addition to provisions specified in Section 7.2 of the Indenture, Section 7.2 is supplemented to include the following as clause (c) at the end of the first paragraph thereof and deleting the ", or" immediately prior to clause (b):

    "or (c) change the currency denomination of Securities of any series, including the currency denomination of any interest or other payments thereon, without the consent of the Holders of each Security so affected."

    SECTION 2.12 DEFINITION OF PERMITTED SUBSIDIARY INDEBTEDNESS. Clause (vi) of the definition of "Permitted Subsidiary Indebtedness" in Section 1.1 of the Indenture is amended by inserting after the phrase "Acquired Indebtedness that by its terms is not" the following phrase:

    ", at the time it becomes Acquired Indebtedness or within 180 days thereafter,"

    SECTION 2.13 DEFINITION OF RESTRICTED SUBSIDIARY. The definition of "Restricted Subsidiary" in Section 1.1 of the Indenture is amended in its entirety to read as follows:

    "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company which owns or leases a Principal Property.

                                 ARTICLE THREE
                            MISCELLANEOUS PROVISIONS

    SECTION 3.1 RATIFICATION. The Indenture, as supplemented and amended by this Supplemental Indenture No. 9, is in all respects hereby adopted, ratified and confirmed.

    SECTION 3.2 COUNTERPARTS. This Supplemental Indenture No. 9 may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

    SECTION 3.3 AMENDMENTS. This Supplemental Indenture No. 9 may be amended by the Company and Tyco without the consent of any holder of the Notes in order for the restrictions on transfer contained herein to be in compliance with applicable law or the Applicable Procedures.

    SECTION 3.4 APPLICABLE PROCEDURES. Notwithstanding anything else herein, the Company shall not be required to permit a transfer to a global note that is not permitted by the Applicable Procedures.

    SECTION 3.5 GOVERNING LAW THIS SUPPLEMENTAL INDENTURE NO. 9 AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

    IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 9 to be duly executed as of the day and year first written above.

                                                       TYCO INTERNATIONAL GROUP S.A.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       TYCO INTERNATIONAL LTD.

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title:

                                                       THE BANK OF NEW YORK, TRUSTEE

                                                       By:
                                                            -----------------------------------------
                                                            Name:
                                                            Title: